Exhibit 10.18

AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT
AND
SENIOR SECURED CONVERTIBLE NOTES

This Amendment to Securities Purchase Agreement and Senior Secured Convertible Notes (this “Amendment”) is made and entered into as of January 17, 2014, by and among Resonant Inc., a Delaware corporation (the “Company”), and the Required Holders.  Except where otherwise defined herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Agreement (as such term is defined in Recital A below) or the Notes (as such term is defined in Recital B below)), as applicable.  This Amendment is made with reference to the following Recitals:

RECITALS

A.        The Company and holders of the Company’s senior secured notes are party to that certain Securities Purchase Agreement, dated as of June 17, 2013, as amended by that certain Amendment to Securities Purchase Agreement, dated as of September 14, 2013, and that certain Amendment No. 2 to Securities Purchase Agreement, dated as of December 9, 2013 (as amended, the “Agreement”). Section 9(e) thereof provides that it may be amended by an instrument in writing signed by the Company and the Required Holders.

B.        Pursuant to the Agreement, the Company issued to Holders an aggregate of $7,000,000 in principal amount of Senior Secured Convertible Notes, dated June 17, 2013 (each, a “Note” and collectively, the “Notes”).  Section 12 thereof provides that all of the Notes may be amended with the written consent of the Company and the Requisite Holders so long as such amendment is applicable to all of the Notes.

C.        The Company, the Required Holders and the Requisite Holders desire to amend the Agreement and all of the Notes on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend all of the Notes as follows:

AGREEMENT

1.         Two Week Extension for IPO Commitment.  Section 4(t) of the Agreement is hereby amended in its entirety to read as follows:

“(t)          IPO Commitment.  The Company agrees that it will file with the Securities and Exchange Commission (“SEC”) on or before January 31, 2014, a registration statement on Form S-1 (or other available registration statement form), to register and sell Common Stock in an underwriting for intended gross proceeds of not less than $8,000,000, excluding any overallotment option (the “Qualifying IPO”).

2.         Fully Diluted Shares.  Section 24(h) of each of the Notes is hereby amended in its entirety to read as follows:

“(h)         “Fully Diluted Shares” means 2,326,220 shares of Common Stock.”

3.         Calculation of Fully Diluted Shares.  The Company and the Requisite Holders, on behalf of all Holders of Notes, acknowledge and agree that, notwithstanding anything to the contrary in the Notes, the Agreement or the disclosure documents distributed by the Company in connection with the issuance and sale of the Notes, the number of Fully Diluted Shares has been calculated to include, and only includes, the following shares of Common Stock: (i) 999,999 shares of Common Stock outstanding immediately prior to the sale of the Notes; (ii) 249,999 shares of Common Stock that may be acquired upon exercise of warrants outstanding immediately prior to the sale of the Notes; (iii) 222,222 shares of Common Stock that may be acquired upon exercise of warrants issued to MDB Capital Group LLC concurrently with or immediately following the sale of the Notes; (iv) 700,000 shares of Common Stock that may be acquired upon conversion of the STI Note; and (v) 154,000 shares of Common Stock that may be acquired upon exercise of stock options that the Company contemplated issuing after the sale of the Notes.

4.         Miscellaneous.  Except as expressly modified hereby, all other terms and provisions of the Agreement and the Notes shall remain in full force and effect and are incorporated herein by this reference; provided, however, to the extent of any inconsistency between the provisions of the Agreement and/or Notes, one the one hand, and the provisions of this Amendment, on the other hand, the provisions of this Amendment shall control.  All references in the Agreement to “Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as and to the extent it is amended by this Amendment.  All references in the Notes to “Note”, “Notes”, “hereunder”, “hereof”, or words of like import referring to the Note or Notes shall mean and be a reference to the Notes as and to the extent amended by this Amendment.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(Signatures on following page)

2

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

RESONANT INC.,
a Delaware corporation

By:	/s/ Terry Lingren
Terry Lingren
Its:	Chief Executive Officer

REQUIRED HOLDER:

Lone Wolf Holdings LLC
(Print Name Of Holder)

By:	/s/ Peter A. Appel
Name:	Peter A. Appel
Title:	Sole Member

Principal Amount of Notes Held:	$3,060,000

REQUIRED HOLDER:

Caisson Breakwater Fund LP
(Print Name Of Holder)

By:	/s/ Jeffrey T. Roney
Name:	Jeffrey T. Roney
Title:	Managing Member

Principal Amount of Notes Held:	$125,000

REQUIRED HOLDER:

Caisson Breakwater Fund Ltd
(Print Name Of Holder)

By:	/s/ Jeffrey T. Roney
Name:	Jeffrey T. Roney
Title:	Secretary

Principal Amount of Notes Held:	$50,000

REQUIRED HOLDER:

Erick Richardson
(Print Name Of Holder)

By:	/s/ Erick Richardson
Name:	Erick Richardson
Title:

Principal Amount of Notes Held:	$170,000

REQUIRED HOLDER:

Robert C. Clifford
(Print Name Of Holder)

By:	/s/ Robert C. Clifford
Name:	Robert C. Clifford
Title:

Principal Amount of Notes Held:	$100,000